ANNEX A

Fund	Trading Symbol
SPDR® STOXX® Europe 50 ETF	FEU
SPDR EURO STOXX 50® ETF	FEZ
SPDR Dow Jones International Real Estate ETF	RWX
SPDR S&P® Global Infrastructure ETF	GII
SPDR MSCI ACWI ex-US ETF	CWI
SPDR Russell/Nomura PRIME™ Japan ETF	JPP
SPDR Russell/Nomura Small Cap™ Japan ETF	JSC
SPDR S&P Russia ETF	RBL
SPDR S&P China ETF	GXC
SPDR S&P Emerging Asia Pacific ETF	GMF
SPDR S&P Emerging Markets ETF	GMM
SPDR S&P Emerging Europe ETF	GUR
SPDR S&P Emerging Latin America ETF	GML
SPDR S&P Emerging Middle East & Africa ETF	GAF
SPDR S&P World ex-US ETF	GWL
SPDR S&P International Small Cap ETF	GWX
SPDR S&P BRIC 40 ETF	BIK
SPDR S&P International Dividend ETF	DWX
SPDR S&P International Mid Cap ETF	MDD
SPDR S&P Emerging Markets Small Cap ETF	EWX
SPDR Dow Jones Global Real Estate ETF	RWO
SPDR S&P Global Natural Resources ETF	GNR
SPDR S&P International Consumer Discretionary Sector ETF	IPD
SPDR S&P International Consumer Staples Sector ETF	IPS
SPDR S&P International Energy Sector ETF	IPW
SPDR S&P International Financial Sector ETF	IPF
SPDR S&P International Health Care Sector ETF	IRY
SPDR S&P International Industrial Sector ETF	IPN
SPDR S&P International Materials Sector ETF	IRV
SPDR S&P International Technology Sector ETF	IPK
SPDR S&P International Telecommunications Sector ETF	IST
SPDR S&P International Utilities Sector ETF	IPU
SPDR S&P Emerging Markets Dividend ETF	EDIV
SPDR S&P Small Cap Emerging Asia Pacific ETF	GMFS
SPDR MSCI ACWI IMI ETF	ACIM

Fund	Trading Symbol
SPDR MSCI EM 50 ETF	EMFT
SPDR S&P Global Dividend ETF	WDIV
SPDR MSCI Beyond BRIC ETF	EMBB
SPDR EURO STOXX Small Cap ETF	SMEZ
SPDR MSCI EAFE Quality Mix ETF	QEFA
SPDR MSCI World Quality Mix ETF	QWLD
SPDR MSCI Emerging Markets Quality Mix ETF	QEMM

SPDR S&P Asia Pacific ETF*
SPDR S&P Europe ETF*
SPDR S&P Emerging Africa ETF*
SPDR S&P Emerging South East Asia ETF*
SPDR S&P Emerging GCC-Middle East ETF*
SPDR S&P Ireland ETF*
SPDR S&P Brazil ETF*
SPDR S&P India ETF*
SPDR S&P Small Cap Emerging Europe ETF*
SPDR S&P Small Cap Emerging Latin America ETF*
SPDR S&P Small Cap Emerging Middle East & Africa ETF*

*	The Fund is registered but not operational

Dated: June 4, 2014